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                                                                    EXHIBIT 5.1

Board of Trustees
Prentiss Properties Trust
1717 Main Street, Suite 5000
Dallas, TX 75201

                           PRENTISS PROPERTIES TRUST
                      REGISTRATION STATEMENT ON FORM S-11

                                                          October 17, 1996

Gentlemen:

  We have acted as counsel to Prentiss Properties Trust, a Maryland real investment trust (the "Company"), in connection with the registration under Rule 462(b) by the Company of up to an additional 977,500 shares of the Company's common shares of beneficial interest, $.01 par value (the "Common Shares"). The Common Shares will be offered as part of the Offering that is the subject of a Registration Statement (as amended the "Registration Statement") filed by the Company on Form S-11 promulgated under the Securities Act of 1933, as amended ("Act"), File No. 333-9863. We have been advised by the U.S. Securities and Exchange Commission ("Commission") that the Registration Statement was declared effective under the Act on October 16, 1996.

  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

  Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the issuance of the Common Shares as described in the Registration Statement has been validly authorized and, when issued and sold as described in the Registration Statement, the Common Shares will be legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Hunton & Williams